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                                                                   EXHIBIT 10.60

                               SUPPLEMENT NO. 1 TO
                         THE INDEMNITY, SUBROGATION AND
                             CONTRIBUTION AGREEMENT

        SUPPLEMENT NO. 1 dated as of April 4, 2002 to the Indemnity, Subrogation and Contribution Agreement dated as of June 30, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among DJ ORTHOPEDICS, LLC, a Delaware limited liability company (the "Borrower"), each subsidiary of the Borrower listed on Schedule I thereto (the "Guarantors"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        A. Reference is made to (a) the Credit Agreement dated as of June 30, 1999 (as amended by Amendment No. 1 dated as of May 25, 2000 and Agreement dated as of July 13, 2000, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, DJ Orthopedics, Inc., a Delaware corporation (successor to Donjoy, LLC), the lenders from time to time party thereto (the "Lenders"), Wachovia, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as Collateral Agent, and JPMorgan Chase Bank f/k/a The Chase Manhattan Bank, as Syndication Agent and as issuing bank (in such capacity, the "Issuing Bank"), and (b) the Subsidiary Guarantee Agreement dated as of June 30, 1999, among the Guarantors and the Collateral Agent (the "Subsidiary Guarantee Agreement").

        B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

        C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Subsidiary Guarantee Agreement as a Guarantor upon becoming a Subsidiary that is a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.


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        Accordingly, the Collateral Agent and the New Guarantor agree as follows:

        SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

        SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

        SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

        SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it care of the Borrower.

        SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


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        IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution
Agreement as of the day and year first above written.

                                     DJ ORTHOPEDICS DEVELOPMENT CORPORATION, a
                                     Delaware corporation

                                     By: /s/ LESLIE H. CROSS
                                         -------------------
                                         Name:  Leslie H. Cross
                                         Title: President and CEO
                                         Address: c/o dj Orthopedics, LLC
                                                  2985 Scott Street
                                                  Vista, CA 92083

                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                     Collateral Agent

                                          By:    /s/ HARRY E. ELLIS
                                                 ------------------------------
                                          Name:  Harry E. Ellis
                                          Title: Managing Director, Corporate &
                                                 Investment Banking